Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 20, 2018 relating to the financial statements, which appears in the Registration Statement on Form S-1 (No. 333-231239) of Twist Bioscience Corporation. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-231239) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 8, 2019